LEASE AGREEMENT

BY AND BETWEEN

 HILLSIDE SQUARE LLC, LESSOR,

-and-

 NEXUS BIOPHARMA INC., LESSEE

LEASED PREMISES:

HILLSIDE SQUARE

8 HILLSIDE AVENUE

SUITE 108

MONTCLAIR, NEW JERSEY 07042

THIS LEASE AGREEMENT is made this 22nd day of July, 2016 by and between HILLSIDE SQUARE LLC, a New Jersey limited liability company (“Lessor”) whose address is c/o The Bravitas Group, 105 Grove Street, Montclair, New Jersey 07042, and NEXUS BIOPHARMA INC., a corporation (“Lessee”) with offices located at 8 Hillside Avenue, Suite 108, Montclair, New Jersey 07042.

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.

ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

2.

BASE PERIOD COSTS shall mean Lessee’s Percentage (as hereinafter defined) of Base Year Real Estate Taxes. The term “Base Year” shall mean the calendar year 2012.

3.

BUILDING shall mean the building known as “Hillside Square” located at 8 Hillside Avenue, Montclair, New Jersey (hereinafter referred to as the “Property”).

4.

COMMENCEMENT DATE shall mean August 1, 2016.

5.

DEMISED PREMISES OR PREMISES shall be deemed to be Suite 108 in the Building as shown on the plan attached hereto as Exhibit A.

6.

FIXED BASIC RENT

The fixed basic rent shall be SIX THOUSAND FOUR HUNDRED NINETY-ONE and 39/100 ($6,491.39) Dollars per month.

7.

LESSEE’S PERCENTAGE shall be 8.9%.

8.

PERMITTED USE shall be professional office space and any office use permitted by law and for no other purpose. Lessee shall have the right to use and occupy the Premises twenty-four (24) hours per day, seven (7) days a week.

9.

PROPERTY shall mean the real property commonly known as 8 Hillside Avenue, Montclair, New Jersey.

10.

SECURITY DEPOSIT shall be $9,525.00.

11.

TERM The Term of this Lease shall be month-to-month until the earlier of (a) July 31, 2017, (b) the Termination Date as defined in Section below, or (c) Lessee’s receipt of a written termination notice from Lessor given at least ninety (90) days prior to the intended date of termination.

12.

PARKING SPACES shall mean a total of seven (7) spaces which shall be unassigned.

W I T N E S S E T H

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1.

DESCRIPTION: Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble and as shown on the plan or plans marked Exhibit A attached hereto and made part of this Lease, in the Building situated on that certain parcel of land commonly known as 8 Hillside Avenue, Montclair, New Jersey (hereinafter the “Building”), together with the right to use the number of parking spaces set forth in the Preamble.

2.

TERM: The Premises are leased for a term to commence on the Commencement Date, and to end at 11:59 p.m. on the Expiration Date, all as defined in the Preamble.

3.

BASIC RENT: Lessee shall pay to Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called “Fixed Basic Rent”) payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable in monthly installments as defined in the Preamble, on the first day of each month in advance, during the Term, except that a proportionately lesser sum may be paid for the first and last months of the Term of the Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor’s above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4.

USE AND OCCUPANCY: Lessee shall use and occupy the Premises for the Permitted Use as defined and limited in the Preamble.

5.

CARE AND REPAIR OF PREMISES:

(a) Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments applicable to Lessee’s business and its use of the Premises and with any and all environmental requirements applicable to Lessee’s use of the Premises. This covenant shall survive the expiration or sooner termination of this Lease.

(b) Lessor shall make all necessary structural repairs and replacements to the Building, repairs to the roof of the Building, repairs and replacements to the systems servicing the Premises, including, but not limited to, the electrical, plumbing, heating and air conditioning systems (but not repair of the systems to the extent such repairs are located inside the Premises), and to the parking areas, except where the repair or replacement has been made necessary by the negligence or willful misconduct of Lessee or Lessee’s agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair or the replacement, as the case may be, but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the reasonable costs therefor.

(c) Lessee shall be responsible for (i) removal of waste and garbage from the Premises, (ii) maintenance of the Premises, including repairs and maintenance of any additional or supplemental electrical, plumbing, heating and air conditioning HVAC systems, appliances and equipment serving exclusively the Premises or installed to meet Lessee’s specific requirements, and (c) the installation, repair and maintenance of any additional tech wiring and cabling not included in Lessor’s Work set forth on Exhibit B. No additional or supplemental electrical, plumbing, heating and air conditioning HVAC systems shall be installed by Lessee without Lessor’s written consent. Any repairs made by Lessee shall be conducted under the supervision of the Lessor after notification by the Lessee. Notwithstanding the foregoing, Lessor shall be responsible for any repairs resulting from any defect in Lessor’s Work.

(d) All improvements made by Lessee to the Premises, which are permanently attached to the Premises (excluding furniture and trade fixtures installed or purchased by Lessee), shall become the property of Lessor upon installation. Lessor shall deliver the Premises vacant and in broom clean condition on the Commencement Date. Not later than the last day of the Term, Lessee shall, at Lessee’s expense, remove all Lessee’s personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the negligence or willful misconduct of Lessee or Lessee’s agents, servants, visitors or licensees, excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall, if not removed within ten (10) days after notice from Lessor, be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee’s risk and expense.

Lessee shall not generate, handle, dispose, bring, store or discharge or permit the generation, handling, disposal, bringing, storage or discharge of any hazardous substances or wastes in, upon or about the Premises or the Building in violation of any laws and/or requirements of public authorities (hereinafter collectively referred to as “Prohibited Actions”). Lessee shall indemnify, defend and hold Lessor harmless from and against any and all losses, costs, damages, liabilities or expenses (including without limitation, attorney’s fees and disbursements) which Lessor may sustain or incur as a result of any Prohibited Actions.

6.

ALTERATIONS, ADDITIONS OR IMPROVEMENTS: Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises, including, but not limited to beams, columns, rafters, or exterior windows; provided, however, that as to interior non-structural, non-mechanical and non-electrical alterations, Lessor’s consent shall not be unreasonably withheld, conditioned or delayed.

7.

ACTIVITIES INCREASING FIRE INSURANCE RATES: Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8.

ASSIGNMENT AND SUBLEASE: Lessee may assign this Lease or sublease the Premises to any party subject to the following:

(a) Except for assignments and subleases permitted by paragraph (c) below, in the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing prior to the effective date of any such sublease or assignment and, prior to such effective date, the Lessor shall have the option (“Lessor’s Recapture Rights”), exercisable in writing within ten (10) business days of Lessee’s notice to Lessor to: (i) recapture that portion of the Premises to be sublet in the case of subletting, or all of the Premises in the case of an assignment (“Recapture Space”) so that such prospective sublessee or assignee shall then become the sole sublessee or lessee of Lessor hereunder, or (ii) recapture the Recapture Space for Lessor’s own use in which case the Lessee shall be fully released from its obligations with respect to the Recapture Space for said duration accruing from and after the effective date. In no event shall Lessor be liable for a brokerage commission if Lessor recaptures the Recapture Space.

(b) In the event that the Lessor elects not to recapture the Recapture Space, Lessee may assign this Lease or sublet the whole or any portion of the Premises, subject to Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, subject to the following terms and conditions and provided the proposed use is in keeping with that of a first-class office building:

i. Lessee shall provide to Lessor the name and address of the assignee or sublessee.

ii. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease (for a sublease, only for the subleased space), and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that sublessee’s rights shall be no greater than those of Lessee. No further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor’s option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or, (ii) be subject to any offset not expressly provided in such sublease or by any previous prepayment of more than one month’s rent.

iv. The liability of Lessee and each assignee shall be joint, several and primary for the observance of all the provisions, obligations and undertakings of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent, through the entire Term, as the same may be renewed, extended or otherwise modified;

v. Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment or all of the rent (Fixed Basic Rent and Additional Rent) and any other consideration payable by the sublessee to Lessee under or in connection with the sublease (including, but not limited to, sums paid for the sale or rental of Lessee’s fixtures, leasehold improvements, equipment, furniture, or other personal property), as and when received, in excess of the Fixed Basic Rent and Additional Rent required to be paid by Lessee for the area sublet, computed on the basis of an average square foot rent for the gross rentable square footage Lessee has leased;

vi. The acceptance by Lessor of any rent from the assignee or from any of the sublessees or the failure of Lessor to insist upon strict performance of any of the terms, conditions and covenants herein shall not release Lessee, nor any assignee assuming this Lease, from the obligations under this Lease;

vii. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor’s failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor’s actions in refusing to consent thereto.

viii. The proposed assignee or sublessee is not then an occupant of any part of the Building or any other building then owned by Lessor or its affiliates within a five-mile radius of the Building;

ix. The proposed assignee or sublessee shall only use the Premises for the Permitted Use only.

(c) The provisions of subsection (a) shall not apply to a Transfer (as defined below) unless the Transfer is a subterfuge for the purpose of avoiding the provisions of Subsection (a). If Lessee is a corporation, “Transfer” means the transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, “Transfer” means the transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control such as partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture were an assignment of this Lease. In addition, Lessor’s Recapture Rights shall not be applicable to transactions with a corporation and other entity into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee’s assets are transferred or to any entity which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee’s assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principals at least equal to the net worth of Lessee herein named on the date of the Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction. For purposes of this Paragraph, “change in control” shall mean the voluntary or involuntary transfer or assignment, by sale or otherwise, of more than 51% of the issued and outstanding capital stock of Lessee. In addition, the provisions of Subsection (a) shall not apply to transfers of the stock of Lessee which are intended solely for the purpose of estate planning of the current stockholders of Lessee.

(d) Except as specifically set forth above, no portion of the Premises or of Lessee’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

9.

COMPLIANCE WITH RULES AND REGULATIONS: Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and such further reasonable rules and regulations as Lessor may prescribe (if they do not adversely affect Lessee’s rights under this Lease), on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building; provided, however, Paragraph 8 of the rules and regulations shall not be enforceable against Lessee in connection with storage and service of alcoholic beverages in connection with client/ customer marketing and entertainment purposes so long as no applicable law is thereby violated. In addition, Lessee may bring bicycles into the Premises. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee’s expense, in settings sufficient, in Lessor’s judgment, to absorb and prevent vibration, noise and annoyance.

10.

DAMAGES TO BUILDING: If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if any damage to the Premises costing more than Fifty Thousand and 00/100 ($50,000.00) Dollars occurs within the last twelve (12) months of the Term, then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or, if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter; and the Fixed Basic Rent and any Additional Rent shall be apportioned as of the date of said surrender, and any Fixed Basic Rent or any Additional Rent paid for any period beyond the latter of the thirtieth (30th) day after said notice or the date Lessee surrenders possession shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease or if, despite the cost, Lessor does not elect to terminate this Lease pursuant to any right contained herein or if Lessor shall have no such right, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined and subject to the availability and adequacy of the insurance proceeds and Lessee shall have no right to terminate this Lease, except as specifically set forth above. Lessor need not restore fixtures and improvements owned by Lessee.

In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words “restoration” and “restore” as used in this Article shall include repairs.

11.

EMINENT DOMAIN: If Lessee’s use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building, the parking area or ingress and egress; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent and any Additional Rent shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor’s property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor’s award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Basic Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12.

INSOLVENCY OF LESSEE: Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, not dismissed within sixty (60) days, shall constitute a default of this Lease by Lessee, and Lessor may at any time thereafter either (i) deliver written notice to Lessee stating that Lessee's right to possession of the Premises shall expire and come to an end on the date fixed in such notice, which date shall be not less than ten (10) days after the date of said notice, and on the date fixed in said notice, this Lease and Lessee's right to possession of the Premises shall expire and come to an end as if such date were the date originally fixed in this Lease as the Expiration Date, and Lessee shall immediately quit and surrender the Premises to Lessor, it being the intent of the parties that this clause creates a conditional limitation, or (ii) terminate this Lease forthwith and upon notice of such termination Lessee’s right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13.

LESSOR’S REMEDIES ON DEFAULT: If Lessee defaults in the payment of Fixed Basic Rent or Additional Rent, or if Lessee defaults in the performance of any of the other terms, covenants and conditions here of this Lease or if Lessee permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default. If Lessee does not cure any Fixed Basic Rent or Additional Rent default within five (5) days after Lessee’s receipt of notice from Lessor or other default within twenty (20) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not promptly commence such curing within such twenty (20) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may at any time thereafter either (i) deliver written notice to Lessee stating that Lessee's right to possession of the Premises shall expire and come to an end on the date fixed in such notice, which date shall be not less than ten (10) days after the date of said notice, and on the date fixed in said notice, this Lease and Lessee's right to possession of the Premises shall expire and come to an end as if such date were the date originally fixed in this Lease as the Expiration Date, and Lessee shall immediately quit and surrender the Premises to Lessor, it being the intent of the parties that this clause creates a conditional limitation, or (ii) terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee’s right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, on demand, such reasonable expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney’s fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.

14.

DEFICIENCY: In any case where Lessor has recovered possession of the Premises by reason of Lessee’s default, Lessor may, at Lessor’s option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor’s option and receive the rent therefor. Rent so received shall be applied first to the payment of such reasonable expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney’s fees, and then to the payment of damages in amounts equal to the difference between the Fixed Basic Rent and Additional Rent hereunder and all amounts received by Lessor from any new Lessee or occupant and to the costs and expenses of performance of the other covenants of Lessee as herein provided, Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the Expiration Date of this Lease and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant commercially reasonable rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed there shall be allowed against lessee’s obligation for rent or damages as herein defined, during the period of Lessor’s occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee’s liability hereunder.

Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee’s default, Lessor, subject to New Jersey law, may at Lessor’s option, and at any time thereafter and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six percent (6%) per annum.

Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

Lessor’s remedies hereunder are in addition to any remedy allowed by law.

15.

SUBORDINATION OF LEASE: This Lease and the rights of Lessee hereunder shall, at Lessor’s option, or at the option of any ground lessor or the holder of any mortgage or trust deed, as applicable, be subject and subordinate to any such ground lease, mortgage or trust deed, as applicable, which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said ground lease, mortgage or trust deed, as applicable, without the necessity of having further instruments executed by Lessee to effect such subordination. Notwithstanding the foregoing, Lessee covenants and agrees to execute and deliver, upon demand, such further instruments confirming such subordination of this Lease as may be desired by any ground lessor or the holder of any mortgage or trust deed.

16.

SECURITY DEPOSIT: Lessee has deposited, or upon execution of this Lease will deposit, with Lessor the Security Deposit for the full and faithful performance of Lessee’s obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease and any renewal term. In the event of a bona fide sale of the Property, subject to this Lease, Lessor shall have the right, on notice to the Lessee, to transfer the Security Deposit to the purchaser, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit to the extent same is transferred to the purchaser; and Lessee agrees to look solely to the new Lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new Lessor. Provided Lessee is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

In the event of the insolvency of Lessee, or in the event a petition is filed by or against (and not dismissed within 60 days) Lessee under any chapter of bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor’s sole judgment would be sufficient to adequately assure Lessee’s performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten (10) days after Lessor’s written demand shall constitute a material breach of this Lease by Lessee.

17.

RIGHT TO CURE LESSEE’S BREACH: If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney’s fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18.

CONSTRUCTION LIENS: Lessee shall, within thirty (30) days after notice from Lessor, discharge or satisfy by bonding or otherwise any construction liens for materials or labor claimed to have been furnished to the Premises on Lessee’s behalf.

19.

RIGHT TO INSPECT AND REPAIR: Lessor may enter the Premises, but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements or additions in, to, on and about the Premises or the Building, as Lessor is required by this Lease to do or deems necessary or desirable. In exercising this right of entry, Lessor will use commercially reasonable efforts not to interfere with Lessee’s use or enjoyment of the Premises. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claims against Lessor for interruption of Lessee’s business, unless caused by or arising from the gross negligence or willful misconduct of Lessor, its agents, servants or invitees or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20.

SERVICES TO BE PROVIDED BY LESSOR: Lessor agrees to furnish to the Premises (i) electricity for normal lighting and ordinary office machines, (ii) heat and air conditioning required in Lessor’s judgment for the comfortable use and occupation of the Premises, and (iii) lighting in the common areas of the Building and the Property as, in Lessor’s sole judgment, is necessary or desirable to insure proper operation of the Building, all in a manner comparable to that of similar buildings in the area.

21.

INTERRUPTION OF SERVICES OR USE: Interruption or curtailment of any service maintained in the Building shall not entitle Lessee to any claim against Lessor or to any abatement of Fixed Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service. If Lessor fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Lessee’s remedies shall be limited to an equitable abatement of Fixed Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period, to the extent such Premises are not reasonably usable by Lessee. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee’s consent or caused by misuse or neglect by Lessee, or Lessee’s agents, servants, visitors or licensees, there shall be a proportionate abatement of Fixed Basic Rent and Additional Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure. The remedies provided for in this paragraph shall be Tenant’s sole remedies for any interruption of services or use as described above.

Notwithstanding the requirements of any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable for injuries, damages or losses to Lessee or Lessee’s property, or for any interruption to Lessee’s business, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services, unless said failure is arises from the gross negligence or willful misconduct of Lessor, its agents, servants or employees

In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy the conditions, or if the condition is such that it remedy is of such a nature that it could not be promptly completed, to commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22.

UTILITIES AND OTHER CHARGES: Lessee agrees to pay all charges for gas, electricity, heat or any other utility or service supplied to the Premises (except water for drinking and lavatory purposes). Lessor agrees to have all utilities supplied to the Premises, including utilities for the dedicated HVAC system serving the Premises, measured on separate meters registering consumption of utilities by the Premises. Lessor shall arrange and pay for all utility hook-up and connection charges to the Building. Lessee agrees that Lessor shall not be responsible for the failure of supply to Lessee of any utility or service, unless such failure results from the gross negligence or willful misconduct of Lessor in which event Lessor’s sole liability shall be to grant a rent abatement for those days Lessee is unable to utilize the Premises by reason thereof. Lessee agrees to cause all utility meters registered only consumption by the Premises to be placed in Lessee’s name as of the earlier of (a) the Commencement Date, or (B) the date that Lessee shall take occupancy of the Premises (or any portion thereof) for the purpose of making same ready for Lessee’s occupancy.

Lessee’s obligation to pay for utility charges related to the Premises shall include the requirement that Lessee reimburse Lessor for Lessee’s share of the utility costs incurred in connection with Lessee’s use of the HVAC central building condenser which supplies the dedicated air handlers for the Premises. Lessee’s share of the aforesaid utility costs shall be measured by a sub-meter installed by Lessor which shall separately measure Lessee’s consumption of utilities related to the operation of the HVAC central building condenser.

23.

ADDITIONAL RENT – REAL ESTATE TAXES: It is expressly agreed that, in addition to Fixed Basic Rent, Lessee will pay Additional Rent to cover Lessee’s Percentage, as defined in the Preamble, of the increased cost to Lessor, of the costs enumerated below:

(a)

Tax Escalation. If the Real Estate Taxes for the land and Building at which the Premises are located for any Lease Year or Partial Lease Year during the Term, or any renewal term, shall be greater than the Base Year Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee’s Percentage of all such excess Real Estate Taxes (the “Tax Escalation Costs”).

As used in this Article 23, the words and terms which follow mean and include the following:

i. “Base Year Real Estate Taxes” shall be as defined in the Preamble.

ii. “Real Estate Taxes” shall mean the property taxes and assessments imposed upon the Building, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, sewer and other assessments, or charges levied, imposed or assessed against the Building by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. “Real Estate Taxes” shall also include any annual sewer user fees imposed or assessed against the Property or the Building. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax (which is not a substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

(b)

Lease Year. As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1 falling within the Term to the end of the Term, shall be deemed a “Partial Lease Year”. Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

(c)

Payment. At any time, and from time to time, after the establishment of the Base Period Costs of each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee’s Percentage share with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease’s expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee’s Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Article 23 (c) hereof (or Partial Lease Year if the last period prior to the Lease’s termination is less than twelve (12) months).

In the event the last period prior to the Lease’s termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of the final said period.

(d)

Books and Reports. For the protection of Lessee, Lessor shall maintain books of accounts which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Real Estate Taxes have, in fact, been paid or incurred. Lessee’s representatives shall mean only (i) Lessee’s employees or (ii) a Certified Public Accounting firm. At Lessor’s request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor and Lessee prior to any examination of Lessor’s books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, the cost of which shall be divided equally between the parties, or if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

(e)

Right of Review. Once Lessor shall have finally determined said Real Estate Taxes after the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

24.

LESSEE’S ESTOPPEL: Lessee shall, from time to time, on not less than ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee’s knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default and such other matters concerning this Lease, the Premises, Lessor or Lessee as Lessor may reasonably request in connection with the sale of Lessor's interest or mortgage of Lessor's interest or assignee of any mortgage of Lessor's interest. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest, and Lessee shall address such written statement to Lessor and/or, at Lessor's request, any such prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

25.

HOLDOVER TENANCY: If Lessee holds over and remains in possession of the Premises after the Term of this Lease, Lessee shall (i) become a Lessee from month to month under the provisions herein provided, but at a monthly basic rental as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against any and all losses or liabilities resulting from the delay by Lessee in so surrendering the premises including, without limitation, any claims made by any succeeding Lessee or occupant based on such delay. Lessee’s obligations under this section shall survive the expiration or sooner termination of the Term.

26.

RIGHT TO SHOW PREMISES: Lessor may show the Premises to prospective purchasers and mortgagees of the Building; and during the six (6) months prior to the Expiration Date, to prospective Lessees, during normal business hours on reasonable notice to Lessee.

27.

INTENTIONALLY OMITTED

28.

WAIVER OF TRIAL BY JURY: To the fullest extent permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29.

LATE CHARGE: Anything in this Lease to the contrary notwithstanding, at Lessor’s option, Lessee shall pay a “Late Charge” of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent paid more than ten (10) days after the due date thereof, to cover the additional administrative expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent.

30.

INSURANCE:

(a) Building Insurance. Lessor shall at all times during the Lease Term carry a policy of insurance which insures the Building to its full replacement value, including the Premises against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Lessee or any trade fixtures or alterations, improvements or additions installed by or which Lessee may construct on the Premises.

(b) Lessee’s Insurance. On or before the earlier of (x) the Commencement Date, or (y) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

(i)

Lessee shall, at its expense, maintain: (a) workers’ compensation in an amount required by law; (b) commercial general liability with a per occurrence limit of One Million Dollars ($1,000,000) and a general aggregate of Two Million Dollars ($2,000,000) for bodily injury and property damage on an occurrence basis and containing an endorsement naming Lessor, its agents, employees and lender as additional insureds, an aggregate limit per location endorsement, and no modification that would make Lessee’s policy excess or contributing with Lessor’s liability insurance; (c) property insurance for the full replacement value of all of Lessee’s furniture, fixtures, equipment, alterations, improvements or additions; and (d) any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonable require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent Lessees in similar buildings in the area by Lessees making similar uses.

(ii)

All policies obtained by Lessee will be issued by carriers having ratings of Best’s Insurance Guide A and VIII (“Best”), or better (or equivalent rating by a comparable rating agency if Best no longer exists) and licensed in the state in which the Building is located. All such policies must be endorsed to be primary and noncontributing with the policies of Lessor being excess, secondary and noncontributing. No policy will be canceled, nonrenewed or materially modified without thirty (30) days' prior written notice by insurance carrier to Lessor. If the forms of policies, endorsements, certificates, or evidence of insurance required by this Section are superseded or discontinued, Lessor will have the right to require other equivalent or better forms.

(iii)

Evidence of the insurance coverage required to be maintained by Lessee, represented by certificates of insurance issued by the insurance carrier, must be furnished to Lessor prior to Lessee occupying the Premises and at least thirty (30) days prior to the expiration of current policies. Copies of all endorsements required by this Section must accompany the certificates delivered to Lessor. The certificates will state the amounts of all deductibles and self-insured retentions and that Lessor will be notified in writing thirty (30) days prior to cancellation, material change, or non-renewal of insurance. If requested in writing by Lessor, Lessee will provide to Lessor a certified copy of any or all insurance policies or endorsements required by this Section.

(iv)

Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building from that of a general office building. If any use of the Premises by Lessee results in an increase in the fire insurance rate(s) for the Building, Lessee shall pay Lessor, as Additional Rent, any increase in premiums as a result.

(c) Waiver of Claims. Lessor and Lessee hereby waive all claims and release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss, damage, or injury to property occurring in, on, about or to the Premises, or the Building by reason of fire or other casualty, regardless of cause, including the negligence of Lessor or Lessee and their respective employees, agents, customers and invitees, and agree that the property insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party, provided such insurance is available. Because the provisions of this Paragraph (c) are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Paragraph (c) and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section (c). Lessor and Lessee acknowledge that the insurance requirements required by this Lease of both the Lessor and Lessee reflect their mutual recognition and agreement that they best can insure against loss to their property and business no matter what the cause and the exculpatory provisions, waiver of subrogation and waiver of claims to the extent provided for in this Lease are specifically intended to discourage excess insurance and resulting additional costs for risks better understood and insured against by the party suffering the loss.

31.

NO OTHER REPRESENTATIONS: No representation or promise shall be binding or in some future writing signed by the party making such representation or promise.

32.

QUIET ENJOYMENT: Lessor covenants that if, and so long as, Lessee pays the Fixed Basic Rent and any Additional Rent as required in this Lease and performs Lessee’s covenants hereof, Lessor shall do nothing to affect Lessee’s right to peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the provisions of this Lease.

33.

INDEMNITY: Lessee shall defend, indemnify and save harmless Lessor and its agents against and from any and all claims, actions or proceedings, costs, expenses and liabilities, including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding, be it in contract or tort, arising from Lessee’s use and occupancy of the Premises including, but not limited to, Lessee’s negligent acts or omissions in the Building or Office Building Area. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding with counsel acceptable to Lessor.

34.

ARTICLE HEADINGS: The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

35.

APPLICABILITY TO HEIRS AND ASSIGNS: The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term “Lessor” as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36.

PARKING SPACES: Lessee’s occupancy of the Premises shall include the use of the number of parking spaces as set forth in the Preamble, all of which will be unassigned unless otherwise provided in the Preamble. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicle or to otherwise supervise the use of the parking area.

37.

LESSOR’S LIABILITY FOR LOSS OF PROPERTY: Lessor shall not be liable to Lessee for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises unless arising from the gross negligence or willful misconduct of Lessor, its agents, servants or invitees.

38.

PARTIAL INVALIDITY: If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.

BROKERS: Lessee represents and warrants to Lessee that no broker other than the Brokers named in the Preamble (if any) negotiated or participated in bringing about this Lease, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker(s) arising out of or in connection with the negotiation of or entering into of this Lease by Lessee and Lessor.

40.

PERSONAL LIABILITY: Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (including but not be limited to, officers, directors, partners and trustees) and their respective successors and assigns, or any mortgagee in possession (for the purposes of this Article, collectively referred to as “Lessor”), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. Notwithstanding the foregoing or anything else in the Lease to the contrary, Lessor shall not be liable or responsible for consequential, special or punitive damages.

41.

NO OPTIONS: The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement shall become effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

42.

FORCE MAJEURE: Force majeure shall mean and include those situations beyond Lessor’s or Lessee’s reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

43.

INTENTIONALLY OMITTED

44.

NOTICES: Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally, or (ii) sent by registered or certified mail, return receipt requested, in a postage paid envelope, or (iii) sent by nationally recognized overnight delivery service: if to Lessee, prior to the Commencement Date to the address set forth on the first page of this Lease, and after the Commencement Date, to the Premises; if to Lessor, at Lessor’s address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof; if mailed, upon the third (3rd) day after the mailing thereof; or if sent by overnight service, the next business day.

45.

ACCORD AND SATISFACTION: No payment by Lessee or receipt by Lessor of a lesser amount then the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46.

EFFECT OF WAIVERS: No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right of remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

47.

LESSOR’S RESERVED RIGHT: Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their respective agents, employees, contractors and visitors, and the agents, employees, contractors and visitors of other Lessees of occupants of the Building. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other Lessee, Lessor reserves the right to unilaterally alter Lessee’s ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, provided that none of the foregoing materially interferes with Lessee’s use and enjoyment of, or access to, the Premises.

48.

CORPORATE AUTHORITY: If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation’s Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation. Upon Lessor’s request, Lessee will provide Lessor with a corporate resolution confirming the aforesaid representations.

49.

INTENTIONALLY OMITTED

50.

REPRESENTATIONS AND WARRANTIES:

(a)

Lessor warrants and represents to Lessee as follows:

(i)

Lessor is the owner of the Building.

(ii)

To Lessor’s best knowledge and belief, the Building and the Premises comply with all applicable laws, ordinances, codes, including without limitation, the Americans with Disabilities Act, and that current zoning permits the use of the Premises as contemplated by this Lease.

(iii)

(i) this Lease has been duly authorized and approved by Lessor and no consent or approval of any other party is required; (ii) the person signing this Lease has the full power and authority to bind Lessor and this Lease constitutes a fully authorized, binding legal obligation upon Lessor enforceable against Lessor according to the terms set forth herein; and (iii) neither the execution and delivery of this Lease nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or lapse of time, or both, violate or conflict with any provisions of any contract, lease, mortgage, loan agreement, license, permit, instrument, trust document, or other agreement or document to which Lessor is a party or by which Lessor or the Building may be bound, or violate any provisions of any law or regulation to with Lessee or Building is subject.

(b)

Lessee warrants and represents to Lessor as follows: (i) this Lease has been duly authorized and approved by Lessee and no consent or approval of any other party is required; (ii) the person signing this Lease has the full power and authority to bind Lessee and this Lease constitutes a fully authorized, binding legal obligation upon Lessee enforceable against Lessee according to the terms set forth herein; and (iii) neither the execution and delivery of this Lease nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or lapse of time, or both, violate or conflict with any provisions of any contract, lease, mortgage, loan agreement, license, permit, instrument, trust document, or other agreement or document to which Lessee is a party or by which Lessee or Building may be bound, or violate any provision of any law or regulation to which Lessee or the Building is subject.

51.

SIGNS: Lessee shall have the right to have its name placed and maintained in the internal directory exhibited within the interior of the building.

In connection with the installation of any sign placed upon the entrance doorway to the Premises, such sign must be approved in advance by Lessor, in Lessor’s reasonable judgment. Lessee shall comply with all applicable laws and regulations of all governmental authorities having jurisdiction over such signs.

52.

ENVIRONMENTAL LAWS: Lessee shall comply with all applicable provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and any and all other environmental statutes, rules and regulations applicable to the Premises (the “Environmental Laws”). Lessee shall, at Lessee’s own expense, make any required submissions to, and comply with, all applicable requirements of the New Jersey Department of Environmental Protection (“NJDEP”) or any other governmental entity or department. Should the NJDEP or any other governmental entity or department determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of hazardous substances or hazardous waste at the Premises or the Building caused by Lessee, its agents, servants, employees or invitees, Lessee shall, at Lessee’s own expense, prepare and submit the required plans and financial assurances and carry out the approved plans. Lessee shall indemnify, defend and hold Lessor harmless form and against any and all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills, discharges of hazardous substances or hazardous waste at the Premises or the Building caused by Lessee, its agents, servants, employees or invitees; and from all fines, suits, proceedings, claims and actions of any kind arising out of Lessee’s failure to comply with all Environmental Laws or to provide all information, make all submissions and take any and all actions required by NJDEP or other governmental agency or department which may be required in connection with any and all applicable Environmental Laws. Lessee shall provide any information in connection herewith that may be required by Lessor that is not otherwise available through a reasonably diligent inquiry by Lessor. Lessee’s obligations and liabilities under this Section shall continue so long as Lessor remains responsible for any such spills or discharges of hazardous substances or hazardous waste. Lessee’s failure to abide by the terms of this Section shall be restrainable by injunction.

Notwithstanding anything to the contrary contained herein, Lessee shall not be responsible for any environmental conditions arising prior to Lessee’s occupancy of the Premises or resulting from the action or inaction of any party other than Lessee or its agents, contractors, sublessees, invitees or licensees.

53.

INTENTIONALLY OMITTED

54.

COMMON AREA:

Lessee’s officers and directors shall have the right to use all common areas in the Building on the Property or in common with other occupants of the Building. Lessee shall be entitled to use the common conference room in the Building during the hours from 9:00 AM to 5:00 PM on normal business days up to a maximum of 9 and ¾ hours per calendar month. Lessee shall be required to reserve the conference room in advance in accordance with uniform procedures to be established by Lessor and promulgated to all tenants in the Building. The common conference room will be available for the shared use of all tenants in the Building on a first come, first served basis, on Saturdays, Sundays, and legal holidays, and during the hours from 5:00 PM to 9:00 AM on normal business days.

55.

ATTORNEYS’ FEES:

(a) If Lessee defaults in the performance of any terms, covenants, agreements or conditions contained in this Lease and Lessor engages the services of an attorney to enforce the provisions of this Lease, including the collection of any rent due or to become due hereunder or the commencement of legal action to recover possession of the Premises, and Lessor is successful in enforcing the Lease against Lessee, Lessee shall pay Lessor’s reasonable attorneys’ fees and costs. In addition, if Lessee requests any consent or other action on the part of Lessor in connection with which Lessor deems it necessary for any documents to be prepared or reviewed by its counsel, Lessee shall pay all reasonable attorneys’ fees and expenses incurred by Lessor connection therewith.

(b) If Lessor defaults in the performance of any terms, covenants, agreements, or conditions in this Lease and Lessee engages the services of an attorney to enforce the provisions of this Lease, and Lessee is successful in enforcing the Lease against Lessor, Lessor shall pay all reasonable attorneys’ fees and costs incurred by Lessee.

56.

LEED CERTIFICATION. Hillside Square is pending LEED certification from the US Green Building Council (USGBC). Lessor encourages, but does not require, Lessee to make reasonable best efforts to comply with the following guidelines:

1.

to choose Energy Star qualified products when available;

2.

to use low or no volatile organic compound products (paints, sealants, adhesives, etc.);

3.

to use environmentally sensitive floor coverings;

4.

to use lighting fixtures that are approved by Lessor;

5.

to follow recycling guidelines established by Lessor;

6.

to use sustainable and environmentally sensitive building materials and furnishings; and

7.

to prohibit employees, invitees and guests from smoking within the Building or on the Property, including the parking lot and other exterior areas.

57.

CONFIDENTIALITY: Lessee expressly acknowledges and agrees that the transactions contemplated by this Lease and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence and will not be disclosed to any persons, except Lessee’s legal counsel, accountants, officers, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary. Nothing contained in this paragraph will preclude or limit Lessee from disclosing any information otherwise deemed confidential in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction.

58.

PATRIOT ACT: Neither Lessee nor Lessor, nor any person who owns a controlling interest in or otherwise controls Lessee or Lessor, is (i) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury, pursuant to any authorizing statute, Executive Order or regulation, (ii) a “specially designated global terrorist” or other person listed in Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended, or (iii) a person either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a person similarly designated under any related enabling legislation or any other similar Executive Orders.

59.

OPTION TO TERMINATE: Lessee shall have the option to terminate this Lease (the “Termination Option”) at any time prior to July 31, 2017, subject to and in accordance with the following terms and conditions:

(a) Notice. If Lessee elects to exercise the Termination Option, Lessee must give Lessor written notice of such election (“Termination Notice”) at least ninety (90) days prior to Lessee’s proposed termination date (the “Termination Date”). Notwithstanding the foregoing, Lessee may terminate the Lease upon less than 90 days’ notice provided that Lessee pays to Lessor all base rent and additional rent due for the 90 day period following delivery of the Termination Notice.

(b) Termination Date. The Lessee must vacate the Premises and deliver possession thereof to Lessor on or before the Termination Date in accordance with the requirements of the Lease.

(c) No Default. The Lessee must not be in default under this Lease either on the date the Termination Option is exercised or on the Termination Date.

(d) Lease Termination. If the Lessee properly and timely exercises the Termination Option prior to July 31, 2017, this Lease shall terminate as of the Termination Date, provided that all Rent and other charges payable under this Lease are paid through the Termination Date. Neither Lessor nor Lessee shall have any rights, estates, liabilities, or obligations accruing under this Lease after the Termination Date, except such rights and obligations which, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease.

(e) Termination Option Void If Not Exercised. This Termination Option shall automatically terminate and become null and void upon the earliest to occur of: (a) July 31, 2017; (b) the termination of Lessee’s right to possession of the Premises; (c) the assignment of this Lease by Lessee in whole or in part in accordance with the provisions of this Lease; or (3) the unauthorized sublease by Lessee of all or any part of the Premises.

60.

COUNTERPARTS: This Lease may be executed in counterparts and each such counterpart, when so executed by each party hereto, shall constitute but one instrument and agreement and shall be enforceable against the party whose signature is set thereon.

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

HILLSIDE SQUARE LLC (Lessor)

By: /s/ Robert H. Silver

Robert H. Silver, Member

NEXUS BIOPHARMA, INC. (Lessee)

By: /s/ Warren C. Lau

Warren C. Lau, Chief Executive Officer

EXHIBIT A

FLOOR PLAN

(SEE ATTACHED)

EXHIBIT B

RULES AND REGULATIONS

1.

OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Buildings shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2.

WINDOWS: Except for blinds, curtains and shades approved by Lessor, windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3.

PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4.

SIGNS: Except as expressly permitted in the Lease, no sign or lettering shall be affixed by Lessee to any part of the exterior or interior of the Premises, without the prior written consent of Lessor. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor’s approval.

5.

FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6.

INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other Lessees or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7.

LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee’s tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished; Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (1) Lessee obtains Lessor’s consent which will not be unreasonably withheld, conditioned or delayed; (2) Lessee supplies Lessor with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Lessee.

8.

PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor. Lessee shall not permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other Lessees, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be used for the storage, manufacture or sale of intoxicating beverages, narcotics, or tobacco in any form. Canvassing, soliciting and peddling in the Building and are prohibited and Lessee shall cooperate to prevent the same. No bicycles or vehicles of any kind shall be brought into or kept in the Premises of the Building.

9.

PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of water is prohibited. When electric wiring of any kind is introduced, it must be connected as reasonably directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor (which shall not be unreasonably withheld, conditioned or delayed) and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Lessor’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

10.

MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to Lessor or its designated agent. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for any expenses occasioned by such activity of Lessee. If, at least three (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee’s obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed without the consent of the superintendent of the Building.

11.

SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

12.

ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor’s reasonable opinion tends to impair the reputation of the Building or its desirability as a first-class office building, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

13.

NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER LESSEES:

Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other Lessee.

14.

PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.

15.

Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

a.

the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

b.

the right to change the name or address of the Building without incurring any liability to Lessee for doing so; and

c.

the right to install and maintain a sign on the exterior of the Building; and

d.

the right to limit reasonably the space on the Building directory to be allotted to Lessee.

16.

The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by any applicable law in connection with the Lessee’s use and occupancy of the Premises.

17.

NO SMOKING: Smoking is prohibited within the Building and within or on the Premises, including the parking lot and all exterior areas on the Property.